CERTIFICATE

	The undersigned hereby certifies that she is the Secretary of Active Assets Institutional Government
Securities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on February 25, 2016 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 31, 2016 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

	Dated this 28th day of March, 2016




/s/ Mary E. Mullin
______________
Mary E. Mullin
Secretary


AMENDMENT



Dated:			March 29, 2016
To be Effective:		March 31, 2016






TO

ACTIVE ASSETS INSTITUTIONAL GOVERNMENT
SECURITIES TRUST

DECLARATION OF TRUST

DATED

January 18, 2002


AMENDMENT TO THE DECLARATION OF
TRUST OF

ACTIVE ASSETS INSTITUTIONAL
GOVERNMENT SECURITIES TRUST


WHEREAS, Active Assets Institutional Government
Securities Trust (the "Trust") was established by the Declaration of Trust dated January 18, 2002, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Trust as the Active Assets
Government Trust, such change to be effective on March
31, 2016;

NOW, THEREFORE:

1. Section 1.1 of Article I of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

	Section 1.1.  Name.  The name of the Trust
created hereby is the "Active Assets Government Trust" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

2.  Subsection (p) of Section 1.2 of Article I of the
Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

	Section 1.2.  Definitions . . .

	(p)  "Trust" means the Active Assets
Government Trust.

3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

5. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this ___ day of ___________, 2016.




________________________
_________________
James F. Higgins, as Trustee,
and not individually
c/o Morgan Stanley
One New York Plaza
New York, NY 10004


________________________
_________________
Dr. Manuel H. Johnson, as
Trustee, and not individually
c/o Johnson Smick
International, Inc.
220 I St. NE, Suite 200
Washington, D.C. 20002


________________________
_________________
Joseph J. Kearns, as Trustee,
and not individually
c/o Kearns & Associates LLC
23823 Malibu Road
S-50-440
Malibu, CA 90265


________________________
_________________
Michael E. Nugent, as
Trustee, and not individually
c/o Morgan Stanley
522 Fifth Avenue
New York, NY 10036




________________________
_________________
Fergus Reid, as Trustee, and
not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564




22093769.1